Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph F. Puishys, James S. Porter and Patricia A. Beithon, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the registration of the offer and sale by the Company of up to 1,300,000 shares of common stock, $0.33 1/3 par value per share, of the Company pursuant to the Apogee Enterprises, Inc. 2019 Stock Incentive Plan or the Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons as of the dates set forth below:

Signature	Title	Date

Joseph F. Puishys	President, Chief Executive Officer and Director (principal executive officer)

James S. Porter	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

/s/ Bernard P. Aldrich Bernard P. Aldrich	Director	February 6, 2020

/s/ Christina M. Alvord Christina M. Alvord	Director	February 6, 2020

/s/ Frank G. Heard Frank G. Heard	Director	February 6, 2020

/s/ Lloyd E. Johnson Lloyd E. Johnson	Director	February 6, 2020

/s/ Elizabeth M. Lilly Elizabeth M. Lilly	Director	February 10, 2020

/s/ Donald A. Nolan Donald A. Nolan	Chairman	February 8, 2020

/s/ Herbert K. Parker Herbert K. Parker	Director	February 10, 2020

/s/ Mark A. Pompa Mark A. Pompa	Director	February 5, 2020

/s/ Patricia K. Wagner Patricia K. Wagner	Director	February 7, 2020